Exhibit 99.1

General Steel Announces Share Repurchase Program

BEIJING, December 21, 2010 — General Steel Holdings, Inc. (“General Steel” or “the Company”) (NYSE: GSI), one of China’s leading non-state-owned producers of steel products and aggregators of domestic steel companies, today announced that the Company’s board of directors has approved a share repurchase program.

Under the terms of the approved program, General Steel may repurchase up to an aggregate of 1,000,000 shares of the Company’s common stock. The repurchases may be made from time to time in the open market or in privately negotiated transactions in accordance with applicable federal securities laws. The program does not have an expiration date and the timing of the repurchases and the exact number of shares of common stock to be purchased will be determined by the management of the Company, in their discretion, and will depend upon market conditions and other factors. General Steel plans to fund repurchases made under this program from its available cash balance.

"Demand for our steel products remains strong as China continues to invest substantially in developing the infrastructure of its Western rural areas,” said General Steel’s Chairman and Chief Executive Officer Henry Yu. “We believe our board’s approval of this new share repurchase program reflects confidence in the future growth potential of our business. The current market price permits an attractive opportunity for the Company to re-invest a portion of its capital balance in the Company’s own stock and indicates our commitment in increasing shareholder value.”

About General Steel Holdings, Inc.

General Steel Holdings, Inc., (NYSE: GSI), headquartered in Beijing, China, operates a diverse portfolio of Chinese steel companies. With 6.3 million metric tons of aggregate production capacity, its companies serve various industries and produce a variety of steel products including rebar, hot-rolled carbon and silicon sheet, high-speed wire and spiral-weld pipe. General Steel Holdings, Inc. has steel operations in Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality. For more information, please visit www.gshi-steel.com.

Information Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash and (e) other risks, including those disclosed in the Company’s Form 10-K, filed with the SEC.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Exhibit 99.1

For investor and media inquiries, please contact:

In China:

Ms. Jenny Wang
General Steel Holdings, Inc.
Tel: +86-10-5879-7340
Email: jenny.wang@gshi-steel.com

Mr. Justin Knapp
Ogilvy Financial, Beijing
Tel: +86-10-8520-6556
Email: gsi@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen
Ogilvy Financial, New York
Tel: +1-646-460-9989
Email: gsi@ogilvy.com